Exhibit 99.2

Dot Ai
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Dot Ai (Nasdaq: DAIC) received a decision from the Nasdaq Hearings Panel granting continued listing, subject to certain conditions.

The decision follows the completion of our acquisition of Envoy Technologies and confirms we have regained compliance with Nasdaq's shareholders' equity requirement.

We remain focused on executing our business strategy and advancing the integration of our technologies and operations.

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Dot Ai Receives Favorable Decision from Nasdaq Hearing Panel
globenewswire.com

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